EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

August 19, 2010

SEARS HOLDINGS REPORTS SECOND QUARTER RESULTS

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings,” “we,” “us,” “our” or the “Company”) (NASDAQ: SHLD) today reported its second quarter 2010 results. In summary, we reported:

•	Net loss attributable to Holdings’ shareholders for the quarter of $39 million, or $0.35 loss per diluted share, in 2010 and $94 million, or $0.79 loss per diluted share, in 2009;

•	Significantly improved profitability in the Kmart format as gross margin increased 230 basis points over the second quarter last year;

•	Adjusted loss per diluted share for the second quarter of $0.19 in 2010 and $0.17 in 2009, and adjusted EBITDA for the quarter of $254 million in 2010 and $268 million in 2009.

“Kmart continued to improve its performance during the second quarter, as an improvement in its gross margin rate led to increased profitability,” said W. Bruce Johnson, Sears Holdings’ interim chief executive officer and president. “Overall, our total revenues declined only slightly despite the uncertain economic environment faced by our customers. Expense discipline remained constant in the second quarter as reductions in selling and administrative expenses were achieved even as we continued to invest in initiatives designed to improve our customers’ experiences, such as our multi-channel capabilities and the launch of our Shop Your Way Rewards program.”

Second Quarter Revenues and Comparable Store Sales

Total revenues decreased $93 million to $10.5 billion for the quarter ended July 31, 2010, as compared to total revenues of $10.6 billion for the quarter ended August 1, 2009. The decline in total revenue for the quarter was primarily a result of a 2.2% decrease in domestic comparable store sales and the effect of having fewer Kmart and Sears Full-line stores in operation, partially offset by an increase of $96 million due to changes in the Canadian foreign exchange rate.

The domestic comparable store sales decrease included declines of 1.4% at Kmart and 2.8% at Sears Domestic. Kmart’s quarterly decrease in comparable store sales was primarily driven by the food and consumables category, partially offset by increases in apparel, including footwear, and toys. Decreases in sales for the quarter at Sears Domestic were primarily driven by the power lawn and garden, tools, and consumer electronics categories. Sears Domestic’s home appliance category registered a low single digit comparable store sales increase for the quarter due to increases in sales of refrigeration and seasonal air movement products.

Operating Income

Holdings’ operating income for the quarter was $5 million in 2010, as compared to an operating loss of $58 million in 2009. The increase in operating income of $63 million was primarily the result of an increase in our gross margin rate of 50 basis points. Selling and administrative expenses were slightly better than last year even though we incurred incremental expenses of $43 million related to our continued investment in our multi-channel capabilities and the launch of our Shop Your Way Rewards program, as well as an increase of $22 million due to changes in the Canadian foreign exchange rate. Operating income for the second quarter of 2010 and 2009, includes expenses of $37 million and $103 million, respectively, related to domestic pension plans, store closings and severance. The impact these items had on our operating income and earnings is summarized in the attached schedule, “Adjusted

Earnings per Share,” which provides a reconciliation from GAAP results to our adjusted earnings amounts, including adjusted earnings per diluted share.

For the quarter, we generated gross margin of $2.8 billion, which is $28 million more than last year. Gross margin dollars this year include an increase of $31 million related to the impact of foreign currency exchange rates on gross margin at Sears Canada and last year included a $17 million charge for markdowns recorded in connection with store closings. Gross margin remained relatively flat with last year, primarily due to an increase in gross margin rate at Kmart, which offset the slight decline in sales. Kmart’s gross margin rate increased 230 basis points mainly due to reduced markdowns on apparel. The increase in Kmart’s gross margin rate was partially offset by a decrease in gross margin rate of 40 basis points at Sears Domestic, primarily due to reduced margins in home services, and a decrease in gross margin rate of 150 basis points at Sears Canada.

Financial Position

We had cash balances of $1.2 billion at July 31, 2010 (approximately $500 million domestic and $700 million at Sears Canada), $1.3 billion at August 1, 2009 and $1.7 billion at January 30, 2010. Significant uses of our cash during the first half of 2010 include $560 million for the purchase of additional interest in Sears Canada, $273 million for share repurchases, repayments of long-term debt of $228 million, capital expenditures of $168 million, and contributions to our pension and post-retirement benefit plans of $122 million. These uses of cash were funded in part by an increase in short-term borrowings of $893 million.

Total debt (consisting of short-term borrowings, long-term debt and capital lease obligations) was $3.2 billion at July 31, 2010 and August 1, 2009. Total debt remained flat between years due to payments of $200 million made on long-term debt at Sears Canada, primarily offset by an increase in domestic short-term borrowing due to our first quarter 2010 acquisition of an additional interest in Sears Canada.

Share Repurchase

During the 13- and 26- week periods ended July 31, 2010, we repurchased common shares at a total cost of $272 million and $273 million, respectively, under our share repurchase program. Our repurchases for the 13- and 26- week periods ended July 31, 2010 were made at average prices of $75.57 and $75.61 per share, respectively. During the first half of fiscal 2010, we repurchased a total of 3.6 million shares. As of July 31, 2010, we had remaining authorization to repurchase $309 million of common shares under the share repurchase program. The share repurchases may be implemented using a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, the purchase of call options, the sale of put options or otherwise, or by any combination of such methods. Timing will be dependent on prevailing market conditions, alternative uses of capital and other factors.

Adjusted EBITDA

For purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as net loss attributable to Sears Holdings Corporation appearing on the statements of operations excluding income attributable to noncontrolling interest, income tax benefit, interest expense, interest and investment income, other income (loss), depreciation and amortization and gains/losses on sales of assets. In addition, it is adjusted to exclude certain significant gains/losses. Our management uses Adjusted EBITDA to evaluate the operating performance of our businesses, as well as executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

2

•	Management considers gains/losses on the sale of assets to result from investing decisions rather than ongoing operations; and

•

Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

Adjusted EBITDA was determined as follows:

	13 Weeks Ended		26 Weeks Ended
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Net loss attributable to SHC per statement of operations	$(39)	$(94)	$(23)	$(68)
Income attributable to noncontrolling interest	5	8	6	16
Income tax benefit	(19)	(52)	(4)	(28)
Interest expense	69	63	136	122
Interest and investment income	(6)	(14)	(21)	(19)
Other (income) loss	(5)	31	9	47

Operating income (loss)	5	(58)	103	70
Depreciation and amortization	221	228	442	454
Gain on sales of assets	(9)	(5)	(53)	(59)

Before excluded items	217	165	492	465

Domestic pension expense	31	42	57	84
Closed store reserve and severance	6	61	9	78

Adjusted EBITDA as defined	$254	$268	$558	$627

% to revenues	2.4%	2.5%	2.7%	3.0%

Adjusted EBITDA for our segments are as follows:

	13 Weeks Ended
	Adjusted EBITDA		% To Revenues
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Kmart	$57	$14	1.6%	0.4%
Sears Domestic	121	160	2.1%	2.8%
Sears Canada (1)	76	94	6.6%	8.6%

Total Adjusted EBITDA	$254	$268	2.4%	2.5%

(1)	Second quarter EBITDA in Canadian dollars was $79 million in 2010 and $106 million in 2009.

	26 Weeks Ended
	Adjusted EBITDA		% To Revenues
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Kmart	$148	$62	2.1%	0.8%
Sears Domestic	287	426	2.6%	3.8%
Sears Canada (1)	123	139	5.6%	7.0%

Total Adjusted EBITDA	$558	$627	2.7%	3.0%

(1)	The first half EBITDA in Canadian dollars was $127 million in 2010 and $165 million in 2009.

3

Quarterly Report on Form 10-Q

For a detailed discussion of the Company’s financial results, please see the Company’s Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission and posted to the Company’s website at http://www.searsholdings.com.

Forward-Looking Statements

Results are preliminary and unaudited. This press release contains forward-looking statements about our expectations for the second quarter of fiscal 2010. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems to process transactions, summarize results and manage our business; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; the outcome of pending and/or future legal proceedings, including product liability claims, including proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is the nation’s fourth largest broadline retailer with approximately 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, consumer electronics and automotive repair and maintenance. Sears Holdings is the 2010 ENERGY STAR® Retail Partner of the Year. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has the Country Living collection, which is offered by Sears and Kmart. We are the nation’s largest provider of home services, with more than 12 million service calls made annually. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com.

* * * * *

4

Sears Holdings Corporation

Consolidated Statements of Operations

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended		26 Weeks Ended
millions, except per share data	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
REVENUES
Merchandise sales and services	$10,458	$10,551	$20,504	$20,606

COSTS AND EXPENSES
Cost of sales, buying and occupancy	7,635	7,756	14,851	14,938
Gross margin dollars	2,823	2,795	5,653	5,668
Gross margin rate	27.0%	26.5%	27.6%	27.5%

Selling and administrative	2,606	2,630	5,161	5,203
Selling and administrative expense as a percentage of total revenues	24.9%	24.9%	25.2%	25.2%

Depreciation and amortization	221	228	442	454
Gain on sales of assets	(9)	(5)	(53)	(59)

Total costs and expenses	10,453	10,609	20,401	20,536

Operating income (loss)	5	(58)	103	70
Interest expense	(69)	(63)	(136)	(122)
Interest and investment income	6	14	21	19
Other income (loss)	5	(31)	(9)	(47)

Loss before income taxes	(53)	(138)	(21)	(80)
Income tax benefit	19	52	4	28

Net loss	(34)	(86)	(17)	(52)
Income attributable to noncontrolling interest	(5)	(8)	(6)	(16)

NET LOSS ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$(39)	$(94)	$(23)	$(68)

LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS
Diluted loss per share	$(0.35)	$(0.79)	$(0.20)	$(0.57)

Diluted weighted average common shares outstanding	112.6	119.1	113.6	120.0

Sears Holdings Corporation

Condensed Consolidated Balance Sheets

Amounts are Preliminary and Subject to Change

	(Unaudited)
millions	July 31, 2010	August 1, 2009	January 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$1,193	$1,189	$1,689
Restricted cash	6	103	11
Receivables	754	896	652
Merchandise inventories	9,430	9,377	8,705
Prepaid expenses and other current assets	378	422	381

Total current assets	11,761	11,987	11,438

Property and equipment, net	7,485	7,867	7,709
Goodwill	1,392	1,392	1,392
Trade names and other intangible assets	3,173	3,244	3,208
Other assets	1,022	1,270	1,061

TOTAL ASSETS	$24,833	$25,760	$24,808

LIABILITIES
Current liabilities
Short-term borrowings	$1,218	$1,015	$325
Current portion of long-term debt and capitalized lease obligations	590	283	482
Merchandise payables	3,673	3,361	3,335
Unearned revenues	997	1,029	1,012
Accrued expenses and other current liabilities	3,600	3,556	3,632

Total current liabilities	10,078	9,244	8,786

Long-term debt and capitalized lease obligations	1,378	1,941	1,698
Pension and post-retirement benefits	2,172	2,045	2,271
Other long-term liabilities	2,586	2,883	2,618

Total Liabilities	16,214	16,113	15,373

Total Equity	8,619	9,647	9,435

TOTAL LIABILITIES AND EQUITY	$24,833	$25,760	$24,808

Total common shares outstanding	110.7	120.7	114.8

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended July 31, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$3,630	$5,674	$1,154	$10,458

Cost of sales, buying and occupancy	2,746	4,084	805	7,635
Gross margin dollars	884	1,590	349	2,823
Gross margin rate	24.4%	28.0%	30.2%	27.0%

Selling and administrative	830	1,503	273	2,606
Selling and administrative expense as a percentage of total revenues	22.9%	26.5%	23.7%	24.9%
Depreciation and amortization	36	160	25	221
Gain on sales of assets	(1)	(8)	—	(9)

Total costs and expenses	3,611	5,739	1,103	10,453

Operating income (loss)	$19	$(65)	$51	$5

Number of:
Kmart Stores	1,309	—	—	1,309
Full-Line Stores	—	897	122	1,019
Specialty Stores	—	1,335	316	1,651

Total Stores	1,309	2,232	438	3,979

	13 Weeks Ended August 1, 2009
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$3,756	$5,701	$1,094	$10,551

Cost of sales, buying and occupancy	2,927	4,082	747	7,756
Gross margin dollars	829	1,619	347	2,795
Gross margin rate	22.1%	28.4%	31.7%	26.5%

Selling and administrative	845	1,532	253	2,630
Selling and administrative expense as a percentage of total revenues	22.5%	26.9%	23.1%	24.9%
Depreciation and amortization	36	167	25	228
Gain on sales of assets	(1)	(3)	(1)	(5)

Total costs and expenses	3,807	5,778	1,024	10,609

Operating income (loss)	$(51)	$(77)	$70	$(58)

Number of:
Kmart Stores	1,352	—	—	1,352
Full-Line Stores	—	915	122	1,037
Specialty Stores	—	1,282	267	1,549

Total Stores	1,352	2,197	389	3,938

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	26 Weeks Ended July 31, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$7,213	$11,109	$2,182	$20,504

Cost of sales, buying and occupancy	5,457	7,873	1,521	14,851
Gross margin dollars	1,756	3,236	661	5,653
Gross margin rate	24.3%	29.1%	30.3%	27.6%

Selling and administrative	1,612	3,011	538	5,161
Selling and administrative expense as a percentage of total revenues	22.3%	27.1%	24.7%	25.2%
Depreciation and amortization	72	320	50	442
Gain on sales of assets	(6)	(47)	—	(53)

Total costs and expenses	7,135	11,157	2,109	20,401

Operating income (loss)	$78	$(48)	$73	$103

Number of:
Kmart Stores	1,309	—	—	1,309
Full-Line Stores	—	897	122	1,019
Specialty Stores	—	1,335	316	1,651

Total Stores	1,309	2,232	438	3,979

	26 Weeks Ended August 1, 2009
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$7,349	$11,273	$1,984	$20,606

Cost of sales, buying and occupancy	5,662	7,907	1,369	14,938
Gross margin dollars	1,687	3,366	615	5,668
Gross margin rate	23.0%	29.9%	31.0%	27.5%

Selling and administrative	1,659	3,060	484	5,203
Selling and administrative expense as a percentage of total revenues	22.6%	27.1%	24.4%	25.2%
Depreciation and amortization	72	333	49	454
Gain on sales of assets	(10)	(4)	(45)	(59)

Total costs and expenses	7,383	11,296	1,857	20,536

Operating income (loss)	$(34)	$(23)	$127	$70

Number of:
Kmart Stores	1,352	—	—	1,352
Full-Line Stores	—	915	122	1,037
Specialty Stores	—	1,282	267	1,549

Total Stores	1,352	2,197	389	3,938

Sears Holdings Corporation

Adjusted EBITDA

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
millions	July 31, 2010				August 1, 2009
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income (loss) per statement of operations	$19	$(65)	$51	$5	$(51)	$(77)	$70	$(58)
Depreciation and amortization	36	160	25	221	36	167	25	228
Gain on sales of assets	(1)	(8)	—	(9)	(1)	(3)	(1)	(5)

Before excluded items	54	87	76	217	(16)	87	94	165

Closed store reserve and severance	3	3	—	6	30	31	—	61
Domestic pension expense	—	31	—	31	—	42	—	42

Adjusted EBITDA as defined	$57	$121	$76	$254	$14	$160	$94	$268

% to revenues	1.6%	2.1%	6.6%	2.4%	0.4%	2.8%	8.6%	2.5%

	26 Weeks Ended
millions	July 31, 2010				August 1, 2009
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income (loss) per statement of operations	$78	$(48)	$73	$103	$(34)	$(23)	$127	$70
Depreciation and amortization	72	320	50	442	72	333	49	454
Gain on sales of assets	(6)	(47)	—	(53)	(10)	(4)	(45)	(59)

Before excluded items	144	225	123	492	28	306	131	465

Closed store reserve and severance	4	5	—	9	34	36	8	78
Domestic pension expense	—	57	—	57	—	84	—	84

Adjusted EBITDA as defined	$148	$287	$123	$558	$62	$426	$139	$627

% to revenues	2.1%	2.6%	5.6%	2.7%	0.8%	3.8%	7.0%	3.0%

Sears Holdings Corporation

Adjusted Earnings per Share

Amounts are Preliminary and Subject to Change

	13 Weeks Ended July 31, 2010
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Losses	As Adjusted
Selling and administrative impact	$2,606	$(31)	$(6)	$—	$2,569
Operating income impact	5	31	6	—	42
Other income impact	5	—	—	(8)	(3)
Income tax benefit impact	19	(12)	(2)	2	7
Noncontrolling interest impact	(5)	—	—	1	(4)
After tax and noncontrolling interest impact	(39)	19	4	(5)	(21)
Diluted loss per share impact	$(0.35)	$0.17	$0.04	$(0.05)	$(0.19)

	13 Weeks Ended August 1, 2009
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Losses	As Adjusted
Cost of sales, buying and occupancy impact	$7,756	$—	$(17)	$—	$7,739
Selling and administrative impact	2,630	(42)	(44)	—	2,544
Operating loss impact	(58)	42	61	—	45
Other loss impact	(31)	—	—	22	(9)
Income tax benefit impact	52	(16)	(23)	(6)	7
Noncontrolling interest impact	(8)	—	—	(6)	(14)
After tax and noncontrolling interest impact	(94)	26	38	10	(20)
Diluted loss per share impact	$(0.79)	$0.22	$0.32	$0.08	$(0.17)

	26 Weeks Ended July 31, 2010
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Losses	Gain on Sales of Real Estate	As Adjusted
Cost of sales, buying and occupancy impact	$14,851	$—	$(2)	$—	$—	$14,849
Selling and administrative impact	5,161	(57)	(7)	—	—	5,097
Gain on sales of assets impact	(53)	—	—	—	35	(18)
Operating income impact	103	57	9	—	(35)	134
Other loss impact	(9)	—	—	2	—	(7)
Income tax benefit impact	4	(21)	(3)	(1)	13	(8)
Noncontrolling interest impact	(6)	—	—	—	—	(6)
After tax and noncontrolling interest impact	(23)	36	6	1	(22)	(2)
Diluted loss per share impact	$(0.20)	$0.32	$0.06	$0.01	$(0.20)	$(0.01)

	26 Weeks Ended August 1, 2009
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Losses	Gain on Sales of Real Estate	As Adjusted
Cost of sales, buying and occupancy impact	$14,938	$—	$(17)	$—	$—	$14,921
Selling and administrative impact	5,203	(84)	(61)	—	—	5,058
Gain on sales of assets impact	(59)	—	—	—	44	(15)
Operating income impact	70	84	78	—	(44)	188
Other loss impact	(47)	—	—	36	—	(11)
Income tax benefit impact	28	(29)	(26)	(9)	11	(25)
Noncontrolling interest impact	(16)	—	(2)	(10)	12	(16)
After tax and noncontrolling interest impact	(68)	55	50	17	(21)	33
Diluted loss per share impact	$(0.57)	$0.46	$0.41	$0.14	$(0.17)	$0.27